UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2017 (March 8, 2017)

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03                                  Creation of a Direct Financial Obligation.

On March 13, 2017, iStar Inc. (the “Company”) issued (i) $375 million aggregate principal amount of the Company’s 6.00% Senior Notes due 2022 (the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001, as amended and supplemented by a supplemental indenture with respect to the Notes, dated as of March 13, 2017 (as supplemented, the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”).  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Notes were issued at 100% of their principal amount.  The Notes bear interest at an annual rate of 6.00% and mature on April 1, 2022.  The Company will pay interest on the Notes on each April 1 and October 1, commencing on October 1, 2017.

The Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  If the Notes are redeemed on or after April 1, 2019, the redemption price will be at the prices and as described in the Indenture.  In addition, prior to April 1, 2019, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings at a redemption price equal to 106.000% of the principal amount of the Notes redeemed plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Copies of the underwriting agreement and the supplemental indenture relating to the Notes are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein.  The base indenture dated February 5, 2001 has been previously filed as an exhibit to the Company’s Form S-3 filed on February 12, 2001.  A copy of the global note for the Notes is attached hereto as Exhibit 4.2 and is incorporated by reference herein.  For a complete description of the Notes, please see the full text of the Indenture and global note for the Notes.

ITEM 9.01                                  Financial Statements and Exhibits.

1.1                               Underwriting Agreement, dated March 13, 2017, by and among iStar Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1                               Twenty-Ninth Supplemental Indenture, dated March 13, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.

4.2                               6.00% Senior Notes due 2022 — Global Note, No. 1.

5.1                               Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1                        Consent of Clifford Chance US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR INC.

Date: March 13, 2017	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: March 13, 2017	By:	/s/ Geoffrey G. Jervis
Geoffrey G. Jervis
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 8, 2017, by and among iStar Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1	Twenty-Ninth Supplemental Indenture, dated March 13, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.

4.2	6.00% Senior Notes due 2022 — Global Note, No. 1.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).